Exhibit 99.1

Press Release For Immediate Release

Contact:

Investor Relations Steve Schick (Media)

Redback Networks Redback Networks

408-750-5130 408-750-5096

investor_relations@redback.com schick@redback.com

REDBACK SMARTEDGE SERVICE GATEWAY PLATFORM SELECTED BY BELLSOUTH FOR NEXT GENERATION BROADBAND NETWORK

Redback to be the Platform for Edge Routing, Ethernet Aggregation and Broadband Subscriber Management in BellSouth's New Network

SAN JOSE, Calif., February 8, 2005 -- Redback Networks Inc. (NASDAQ: RBAK), a leading provider of next-generation broadband networking systems, today announced that BellSouth Corporation, a Fortune 100 company and one of the largest communications companies in the U.S., has selected the company's SmartEdge® Service Gateway platform for its next-generation integrated IP network. The SmartEdge systems will enable the delivery of "Triple Play" services, including potential future IP video services that BellSouth is currently testing, in addition to serving as the new architecture for broadband services and subscriber management. Deployment of the systems could begin as early as the second half of 2005.

"As we deploy our next-generation infrastructure and execute our enhanced broadband services strategy, Redback Networks will provide the platform for broadband services, IP edge routing and potentially state-of-the-art video," said Bill Smith, chief technology officer, BellSouth Corporation.

"Today marks a critical milestone for Redback Networks, as BellSouth is one of the most highly regarded carriers in the world," said Kevin DeNuccio, president and chief executive officer for Redback Networks. "BellSouth has a vision and a practical determination for the future of broadband by creating a fully integrated network that can deliver video, voice and Internet data along with services to fit the needs of individuals. Consumers will now begin to realize the full power and utility of next-generation broadband networks."

Previous generation SMS™ systems from Redback Networks have powered BellSouth's successful deployments of DSL to its customer base. Currently, Redback products run the majority of the broadband DSL lines in the U.S. Utilizing the next-generation SmartEdge Service Gateway systems provides BellSouth with high bandwidth for integrated video, voice and data networks along with individualized services, very high levels of reliability and advanced edge routing capabilities. Migration from SMS systems to SmartEdge Service Gateway systems is architected to offer seamless, simplified installation, configuration and training.

About Redback Networks

Redback Networks Inc., a leading provider of next-generation broadband networking equipment, enables carriers and service providers to build third-generation Smart Broadband Networks that can deliver simplified, personalized, portable subscriber services to consumers and businesses. The company's carrier-class, consumer-scale SmartEdge Router and Service Gateway platforms for Consumer IP combine subscriber management systems and edge routing and, in conjunction with the NetOp™ Element and Policy Manager platform, provide a powerful, flexible infrastructure for managing both subscribers and value-added services.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers. For more information, visit Redback Networks at www.redback.com.

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REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. SMS and NetOp are trademarks of Redback Networks Inc. All other products or services mentioned are the trademark, service marks, registered trademarks or registered service marks of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Network's expectations, beliefs, intentions or strategies regarding the future and including, without limitation, statements regarding Redback's major role in the next-generation network from BellSouth and the ability to deliver potential future IP video as well as serve as the new architecture for delivering broadband services and the time the deployment will start and the length of deployment. Actual volume of shipments will be dependent upon the receipt of purchase orders from BellSouth, and the actual acceptance of shipments is dependent on product developments being successfully implemented by BellSouth. BellSouth may change vendors and products or add a second vendor or product line during the course of the contract. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks and other risks relating to Redback Network's business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission (SEC), specifically the most recent report on Form 10-K Form, Form 10-Q, Form 8-K and amendments thereto, and the other reports filed from time to time with the SEC.